Exhibit 99.1


To the Holders of
Trust Certificates (TRUCs), Series 2001-3
*CUSIP: 89826T200

In accordance with Section 4.03 of the Standard Terms for Trust Agreements dated as of June 19, 2001 as supplemented by the Series Supplement Trust Certificates (TRUCs) Series 2001-3 Trust dated as of July 12, 2001 between Bear Stearns Depositor Inc., as Depositor, and U.S. Bank Trust National Association, as Trustee, U.S. Bank Trust National Association, as Trustee of the Trust Certificates (TRUCs), Series 2001-3 Trust hereby gives notice with respect to the distribution occurring on June 1, 2004 (the "Distribution Date") as follows:

(i) the amount received by the Trustee in respect of principal, interest and premium on the Underlying Securities during the period ending on the Distribution Date is as follows:

                 Principal:                   $                      0.00
                 Premium:                     $                      0.00
                 Interest:                    $              1,533,525.00

(ii) the amount of the distribution on the Distribution Date to holders of TRUCs allocable to principal of and premium, if any, and interest or dividends was as follows:

                                                            Class A-1
                 Principal:                            $               0.00
                 Premium:                              $               0.00
                 Interest:                             $               0.00
                 Dividends:                            $       1,525,350.28
                 Dividends Per $25 unit:               $           0.890625

(i) the Trustee received no compensation from the Trust for the period relating to the Distribution Date, however, $8,174.72 (or $0.004773 per $25 unit) was remitted to the Depositor for the payment of Trust Expenses in accordance with Section 5 (a) (i) (3) of the Series Supplement.

(ii) the Underlying Securities are $43,815,000 principal amount of BellSouth Telecommunications, Inc. 7.00% Debentures due December 1, 2095 (*CUSIP: 079867AP2) and the current rating of such Underlying Securities by Standard & Poor's Ratings Services is "A+" and by Moody's Investors Services, Inc. is "Aa3". BellSouth Corporation, the guarantor of the Underlying Securities, is subject to the information reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). For information on BellSouth Corporation, refer to the current and periodic reports required to be filed pursuant to the Exchange Act by BellSouth Corporation under its Exchange Act file number, 1-08607. These reports and other information required to be filed pursuant to the Exchange Act by BellSouth Corporation may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. Neither Bear Stearns Depositor Inc. nor the Trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Bear Stearns Depositor Inc. nor the Trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting BellSouth Telecommunications, Inc. or BellSouth Corporation or the Underlying Securities


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         have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

(iii) the aggregate Certificate Principal Balance of the TRUCs at the close of business on the Distribution Date was as set forth below:

                  Class A-1
                  $42,816,850 (1,712,674 $25 units)


U.S. Bank Trust National Association, as Trustee
June 1, 2004

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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